                                                              Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of Burnham Pacific Properties, Inc. on Form S-8 of our report dated
February 23, 1999 (March 9, 1999 as to paragraph 4 of Note 18) appearing in the Annual Report on Form 10-K 405, as amended on April 30, 1999 and June 11, 1999, of Burnham Pacific Properties, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP


San Diego, California
August 30, 1999




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